Exhibit 10.11.3

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is entered into to be effective as of September 18, 2014 (the “Effective Date”) by and between Sand Hill Land and Cattle, LLC, a Texas Limited Liability Company (“Lessor”), and Lonestar Prospects, Ltd., a Texas limited partnership (“Lessee”).

Recitals

A. Lessor and Lessee are parties to that certain Lease Agreement dated April 14, 2011 (as amended, modified and supplemented from time to time, the “Lease Agreement”), covering approximately 680.25 acres, more or less, of real property, lying and being situated in Hood County, Texas, and being out of the Stephen McComas Survey, Abstract No. 391, the Wm. J. Goodlett Survey, Abstract No. 212, the S.M. Herron Survey, Abstract No. 688, the Thomas Parkinson Survey, Abstract No. 700 and the James F. Franklin Survey, Abstract No. 183 (the “Existing Leased Premises”) as more particularly described in Exhibit “A”, attached hereto. Any capitalized term used but not defined herein shall have the same meaning given to such term in the Lease Agreement.

B. Lessor and Lessee entered into that certain First Amendment to Lease Agreement (the “First Amendment”) dated effective April 1, 2012, which, amongst other things, expanded the Existing Leased Premises to include 150 acres in Hood County, Texas (the “Expansion Leased Premises”) as shown in Exhibit “B” attached hereto. The Existing Leased Premises and the Expansion Leased Premises are collectively referred to as the “Leased Premises.”

C. Lessor and Lessee entered into that certain Second Amendment to Lease Agreement (the “Second Amendment”) dated effective January 1, 2014.

D. Lessor and Lessee desire to amend the Lease Agreement, as amended by the First Amendment and the Second Amendment (the Lease Agreement, as so amended, the “Existing Lease Agreement”) as more particularly set forth below.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

1. Amendment to Preamble. The preamble to the Existing Lease Agreement is amended by replacing the parenthetical “(this “Lease Agreement”)” with the parenthetical “(this Lease Agreement, as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Lease Agreement”)”.

2. Amendments to Section 2.

(a) Section 2 of the Lease Agreement is amended by adding the following sentence to the end of Section 2:

“Notwithstanding anything in this Lease Agreement to the contrary, Lessor and Lessee acknowledge and agree that during any extension of the Primary Term of this Lease, so long as the Minimum Royalty is paid to the Lessor as provided herein, the intermittent cessation of sales and removals during the year to which such Minimum Royalty relates shall not result in a termination of this Lease Agreement and this Lease Agreement shall remain in full force and effect. Lessor and Lessee agree that Lessee will operate as a reasonably prudent operator of the Leased Premises during such intermittent cessation of sales and removals (including taking reasonable steps to end such intermittent cessation of sales and removals and getting the Materials into marketable condition).”

3. Amendment to Section 3. Section 3 of the Lease Agreement is amended by adding the following sentence to the end of the first paragraph of Section 3.E:

In furtherance of, and not in limitation of, the provisions of the immediately preceding sentence, notwithstanding anything in this Lease Agreement to the contrary, if the Minimum Royalty is paid pursuant to Section 2 during any extension of the Primary Term of this Lease, the intermittent cessation of sales and removals during the year to which such Minimum Royalty relates shall not result in a termination of this Lease Agreement and this Lease Agreement shall remain in full force and effect. Lessor and Lessee agree that Lessee will operate as a reasonably prudent operator of the Leased Premises during such intermittent cessation of sales and removals (including taking reasonable steps to end such intermittent cessation of sales and removals and getting the Materials into marketable condition).”

4. Amendment to Section 6. The last sentence of Section 6.E of the Existing Lease Agreement is hereby deleted in its entirety and replaced with the following:

“Lessor and Lessee hereby reconfirm that portion of Section 3.E of this Lease Agreement which states that (i) during the Primary Term of this Lease Agreement or any year for which the Lender pays the Minimum Royalty, so long as the Minimum Royalty is paid to the Lessor as provided herein, Lessee shall have no obligation to produce, explore, market, and/or develop the Materials or otherwise develop the Leased Premises and the intermittent cessation of sales and removals during the year to which such Minimum Royalty relates shall not result in a termination of this Lease Agreement and this Lease Agreement shall remain in full force and effect and (ii) during any extension of the Primary Term of this Lease, so long as the Minimum Royalty is paid to the Lessor as provided herein, the intermittent cessation of sales and removals during the year to which such Minimum Royalty relates shall not result in a termination of this Lease Agreement and this Lease Agreement shall remain in full force and effect. Lessor and Lessee agree that Lessee will operate as a reasonably prudent operator of the Leased Premises during such intermittent cessation (contemplated by clause (ii) of the immediately preceding sentence) of sales and removals (including taking reasonable steps to end such intermittent cessation of sales and removals and getting the Materials into marketable condition)”

5. Amendment to Section 10. Section 10(f) is hereby deleted in its entirety and replaced with the following:

“(f) Lessee shall fail to have any and all mortgages, liens, pledges, charges, security interests of any kind or character against the Leased Premises in favor of PlainsCapital Bank released on or before September 26, 2014 (as defined in the Third Amendment).”

6. Security Instrument. Section 28 to the Lease Agreement is hereby deleted in its entirety and replaced with the following:

“A. Notwithstanding any contrary provision of this Lease Agreement, Lessee shall have the right at any time and from time to time to obtain leasehold financing of the Leased Premises and in connection therewith to grant one or more security instruments in the nature of a leasehold mortgage, deed of trust assignment of leases and rents, security agreement, and/or fixture filing covering Lessee’s leasehold interest in and to the Leased Premises and to recording of same in the applicable real property records. Lessor also consents to the execution and delivery by Lessee, and the filing and/or recording in the appropriate public records, of such additional documents and instruments as lender may deem necessary or desirable to establish, perfect and maintain a lien upon and against Lessee’s said leasehold interests, including, but not limited to, a leasehold mortgage, deed of trust, assignment of leases and rents, security agreement, and/or fixture filings, Uniform Commercial Code financing statements and such other documents, instruments, and agreements as such lender may hereafter deem necessary or desirable in connection with the creation, grant, maintenance or enforcement of said lien, including, but not limited to, any such documents and instruments executed in connection with any renewal, extension and/or modification of such lien (a “Security Instrument”). Notwithstanding anything to the contrary herein, the Security Instrument shall not create a lien against or otherwise encumber Lessor’s interest in the fee estate. To the extent of any conflict between the provisions of this Section 28 and any other provision of the Lease Agreement, including, without limitation, Sections 11 and 21 of the Lease Agreement, the provisions of Section 28 shall control.

B. Should Lessee intend to give a Security Instrument to any institutional lender intending to provide leasehold financing in accordance with the foregoing (hereinafter, “Lender”), Lessor and Lessee agree to the following terms for the benefit of any such Lender, which shall be self-executing; but within ten (10) business days after request by Lessee, Lessor will also execute and deliver an agreement for the benefit of such Lender containing substantially the following terms:

(i) In the event of any default or Event of Default by Lessee under the Lease Agreement, Lessor shall give written notice thereof to Lender at the address ‘provided by such Lender simultaneously with delivery to Lessee of such notice. Lender shall have the right (but not the obligation) to cure such default or failure within (i) ten (10) business days following the expiration of Lessee’s cure period under the Lease Agreement if such default is non-monetary, or (ii) five (5) business days following the expiration of Lessee’s cure period under the Lease Agreement if such default is monetary; and Lessor shall not take any action with respect to such failure under the Lease Agreement until the expiration of the applicable Lender cure period. Lessor hereby agrees to accept performance by Lender as if performed by Lessee.

(ii) Lessor and Lessee each authorize Lender to enter the Leased Premises as necessary to affect Lender’s cure of a default under the Lease Agreement and to take any actions reasonably necessary in furtherance of the same. Lender’s rights hereunder shall not constitute control of the Leased Premises or otherwise be construed to mean that Lender has possession or control of the Leased Premises. No such performance by Lender shall cause Lender to become a “mortgagee in possession” or otherwise cause Lender to be deemed to be in possession of the Leased Premises or bound by the Lease Agreement. No liability for the payment of rent or royalty or the performance of any of Lessee’s covenants and agreements under the Lease Agreement shall be imposed upon the Lender by reason of its exercise, or attempt to exercise, any of the rights provided for or reserved herein, unless (A) the Lender has direct or indirect control over the Leased Premises, (B) the Lender actually acquires the leasehold estate, or (C) the Lender otherwise expressly assumes the same in writing.

(iii) In the event of the termination for any reason of the Lease Agreement or of any new lease made pursuant to the provisions of this subsection prior to its stated expiration date or of the rejection of the Lease Agreement or any new lease by the Lessee or any trustee or receiver in any bankruptcy or other proceeding, pursuant to 11 U.S.C. § 365 or any other provision of the Bankruptcy Code, Lessor will, upon receiving notice from the Lessee, bankruptcy trustee receiver, or any other such bankruptcy court or other court notice, of such termination or rejection of the Lease Agreement or any new lease, notify the Lender under any Security Instrument in writing at the address provided to Lessor and certify to such Lender all amounts then due to Lessor under the Lease Agreement (or such new lease), and Lessor will enter into a new lease with such Lender (or its designee or nominee) for the remainder of the term, to commence as of the date of the termination or rejection pursuant to 11 U.S.C. § 365 or any other provision of the Bankruptcy Code, of the Lease Agreement (or the new lease) at the rental or royalty rates and upon all of the other terms, provisions, covenants and agreements in the Lease Agreement contained, including all renewal options not then exercised and any other rights and options then remaining, upon condition that (a) such Lender shall make written request to Lessor for such new lease not later than twenty (20) days from the date such notice by Lessor is delivered to Lender, (b) Lender (or its designee or nominee) shall pay to Lessor at the time of the execution and delivery of said new lease all sums which, as of the date of execution and delivery of such new lease, were past due and owing under the Lease Agreement; and (c) such new lease shall require the Lessee thereunder to perform any obligation of Lessee under the Lease Agreement not then performed, but only if such obligation is reasonably susceptible of being performed by the new Lessee. With respect to the sum owed to Lessor by Lessee under the Lease, which sum must be paid by Lender (or its designee or nominee) as a condition of entering into the new lease, there shall be excluded from the sum payable to Lessor (i) any net income which Lessor shall have received from the Leased Premises after the termination or rejection of the Lease Agreement, pursuant to 11 U.S.C. § 365 or any other provision of the Bankruptcy Code, (ii) to the extent the Lessee is the subject of any bankruptcy proceeding, any rent or royalty received by Lessor during the time from the filing of such proceeding through rejection of the lease, (iii) any amount to which Lessor would or could be entitled, to assert under the Bankruptcy Code, whether actually asserted or not, and in the amount of the actual claim the Lessor would or could assert under the Bankruptcy Code, notwithstanding actual or potential distributions on any such claim in such bankruptcy or other similar proceeding and (iv) any administrative claims Lessor may have in any such bankruptcy proceeding, in the full amount of such administrative claim, without regard to whether such administrative claim is allowable and without regard to actual or potential distributions on such administrative claim in such bankruptcy or other similar proceeding. A Lender (or its designee or nominee) named as Lessee in any such new lease shall have the right to assign the Lease Agreement to any party, without any requirement for consent by Lessor. Upon delivery to Lessor of a duplicate original of an instrument of assignment containing such assignee’s assumption of the Lease Agreement, such assignee of the Lender or its designee or nominee under a Security Instrument shall become Lessee, and shall be substituted for such Lender or nominee as the Lessee and holder of the new lease for all purposes, as of the effective date of such assignment and Lender shall be released from all obligations hereunder or under the new lease arising from and after the effective date of such assignment.

(iv) Lender shall in no event be required to cure or commence to cure or to continue to cure any default under the Lease Agreement, except as specified herein as a prerequisite for the exercise or preservation of Lender’s rights. Lender may exercise its rights hereunder through an affiliate, assignee, designee, nominee, subsidiary, or other person, acting in its own name or in Lender’s name (and anyone acting under this clause shall automatically have the same rights, protections and limitations of liability as Lender).

(v) Lessor consents to the exercise by Lender of any and all rights and remedies permitted under the Security Instrument and such other documents, instruments and agreements as may be executed by Lessee in connection with the Security Instrument, and to the exercise of such additional legal and equitable rights and remedies as may be available to Lender, in the event of a default or Event of Default under a Security Instrument.

(vi) In the event Lender (or its designee or nominee) or a purchaser or transferee of Lender (or its designee or nominee) shall ever become the owner of the rights and interests of Lessee in and to the Leased Premises and Lease Agreement by reason of judicial foreclosure, non-judicial trustee’s sale, assignment in lieu of foreclosure, or similar transfer or proceedings brought or entered into by Lender to enforce its rights under the Security Instrument, or through any other means or manner in connection with the leasehold financing, Lender or such purchaser or transferee, and any subsequent purchaser or transferee of the Lease Agreement from Lender (or its nominee or designee) shall be deemed to be Lessee’s successor and assignee under the Lease Agreement (notwithstanding anything in the Lease Agreement prohibiting or restricting assignment by the Lessee or establishing conditions under which an assignment by the Lessee would be permitted) and shall be entitled to all rights, benefits and privileges of the Lessee under the Lease Agreement; and Lessor shall be bound to Lender (or its nominee or designee) or such purchaser or transferee under all of the terms, covenants and conditions of the Lease Agreement for the balance of the Primary Term thereof remaining and any extension period thereof duly exercised as permitted by the Lease Agreement, all without the need to execute any further instruments on the part of Lessor, Lessee, Lender (or its nominee or designee) or such purchaser or transferee to make such succession and assignment effective and binding upon Lessor.

(vii) Notwithstanding anything to the contrary set forth or contained in the Lease Agreement, Lessor hereby waives any contractual and/or statutory liens and any rights of distress with respect to the property of Lessee (or Lessee’s sublessees, successors or assigns, including Lender) from time to time located within or upon the Leased Premises, during the term of the Lease Agreement or any extension thereof.

(viii) The Lease Agreement shall not be amended or modified in any material manner or respect without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lessor and Lessee warrant and represent to Lender that the copy of the Lease Agreement and other written documents attached as Exhibit C to the Third Amendment are true, correct and complete copies of the Lease Agreement and that the Lease Agreement is in full force and effect and has not been amended or modified except as disclosed in Exhibit C attached hereto and incorporated herein by this reference. Other than the Lease Agreement (and any amendments thereto as are described herein and any estoppel certificates and consents given by Lessor to Lessee with respect to the Lease Agreement), there are no other agreements, written or oral, between Lessor and Lessee regarding the Lease Agreement or the Leased Premises. The Lessor has not assigned the Lease Agreement. Lessor represents and warrants to Lender that no consent or joinder of any other party is required to Lessor’s execution of this Agreement.

(ix) For purposes of the Lease Agreement, the term Lender shall include its successors and assigns and its nominees and designees, or court appointed receivers who take possession and control of the Leased Premises including, but not limited to, any person who acquires Lessee’s interest under the Lease Agreement pursuant to a foreclosure of the Security Instrument or a transfer in lieu of foreclosure. All references herein to Lessor and Lessee shall likewise include the respective personal representatives, heirs, successors and assigns for each such party (including, without limitation, any person, party or entity to whom either Lessor’s and/or Lessee’s respective rights and interests in and under the Lease Agreement may be assigned). This Lease Agreement shall inure to the benefit of Lender and the parties hereto and their respective heirs, legal representatives, successors and assigns.

(x) Notwithstanding anything in the Lease Agreement to the contrary, the settlement, collection and application of insurance proceeds shall be subject to the rights of Lender under the Security Instrument.

(xi) Lessor agrees that it shall, within thirty (30) days of request by Lender (such request not to be more often than annually unless a Default or Event of Default shall have occurred under the Security Instrument, in which case Lender may make such request within 90 days of the occurrence of such Default or Event of Default), provide to Lender a certificate confirming whether or not the Lease Agreement is in full force and effect, unmodified or, if the Lease Agreement has been modified, the date of each modification (together with copies of each such modification), stating whether any notice of termination thereof has been served upon Lessee, stating whether to Lessor’s knowledge, a default beyond any applicable notice and cure period is existing under the Lease Agreement and specifying the nature of any such default.

7. Estoppel. Each of the Lessor and Lessee acknowledge, consent and confirm that (i) the Existing Lease Agreement is in full force and effect; (ii) the Lease Agreement has not been amended, modified or supplemented other than by the First Amendment and the Second Amendment and, effective upon the execution and delivery hereof, this Third Amendment; (iii) no default of Event of Default has occurred under the Existing Lease Agreement; (iv) Lessee intends to enter into that certain Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents and Leases in favor of the trustee named thereunder for the benefit of Ares Capital Corporation as beneficiary and administrative agent (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Ares Capital Mortgage”); (v) Ares Capital Corporation is a “Lender” under this Lease Agreement; and (vi) the Ares Capital Mortgage and the related documents, instruments and financing statements are “Security Instruments” hereunder and as such, the Lessee entering into the such documents and granting the liens and taking the other actions provided for thereunder are permitted under this Lease Agreement.

8. Miscellaneous. This Third Amendment contains the parties’ entire agreement regarding the subject matter covered by this Third Amendment, and supersedes all prior correspondence, negotiations and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in his Third Amendment.

Except as modified by this Third Amendment, the terms and provisions of the Lease Agreement shall remain in full force and effect, and the Lease Agreement, as modified by this Amendment, shall be binding upon and shall insure to the benefit of the parties hereto, their successors and permitted assigns. This Third Amendment may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall be one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Third Amendment to Lease Agreement has been executed by the parties to be effective as of the date first set forth above.

LESSOR:

Sand Hill Land and Cattle, LLC, a Texas limited liability company

By:	TexSand Silica Management, Inc.,
its Manager

By:	/s/ Chris Thomas
Name:	Chris Thomas
Title:	President

LESSEE:

Lonestar Prospects, Ltd. a Texas limited partnership

By:	GRJ Holdings, L.L.C., a Texas
limited liability company, its General
Partner

By:	/s/ Gary Humphreys
Name:	Gary Humphreys
Title:	Manager

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